Earnings Results 1st Quarter 2025 April 14, 2025 Exhibit 99.2

2 This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/ financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2024, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non- GAAP measures, as indicated in the presentation. Forward-Looking Statements and Non-GAAP Financial Measures

3 Our Customers Linking our customers to the people, capital, and ideas that empower them in the moments that matter most in their lives. Our Communities M&T is a “bank for communities,” a true engine for local economic development and relationship-building. Our Colleagues We empower our employees to be the best versions of themselves through integrity and empathy. We are committed to Our Shareholders We deliver reliable results anchored by a strong balance sheet that protects and builds investor value across economic cycles. Together, We are M&T Bank

4 J.D. Power 2024 U.S. Banking Mobile App Satisfaction Study; among banks with $70B to $200B in deposits. Visit jdpower.com/awards for more details. Key Awards and Accolades #1 in Customer Satisfaction with Mobile Banking Apps among Regional Banks Association for Talent Development Received 13 “Best Bank” Awards across Small Business and Middle-Market Categories Small Business • Best Bank for Valuing Long-Term Relationships (U.S.) • Best Bank for Customer Service (U.S.) • Best Bank for Ease of Doing Business (U.S.) • Best Bank for Trust (U.S.) Middle Market • Best Bank for Valuing Long-Term Relationships (U.S.) • Best Bank for Satisfaction with RM (U.S.) • Best Bank for Trust (U.S.)

5 Financial Results

First Quarter 2025 Earnings Highlights

GAAP

($ in millions, except per share)	1Q25	4Q24	1Q24
Revenues	$2,306	$2,385	$2,260
Noninterest Expense	1,415	1,363	1,396
Provision for Credit Losses	130	140	200
Net Income	584	681	531
Diluted EPS	3.32	3.86	3.02
Return on Assets	1.14%	1.28%	1.01%
Return on Common Equity	8.36	9.75	8.14
Net Interest Margin	3.66	3.58	3.52
Net Charge-offs % Avg Loans	.34	.47	.42

Notable items

($ in millions, except per share)	1Q25		4Q24		1Q24	
	Amt	EPS	Amt	EPS	Amt	EPS
Non-core Securities Net Gains[1]	$—	$—	$18	$0.08	$—	$—
Pension Plan Distribution Benefit[1][2]	—	—	12	0.05	—	—
Redemption of Trust Preferred Obligations[1][2]	—	—	(20)	(0.09)	—	—
Vacated Facility Write-downs[1][2]	—	—	(27)	(0.12)	—	—
FDIC Special Assessment[1]	—	—	—	—	(29)	(0.13)
Discrete Tax Benefit	—	—	—	—	17	0.10

- Diluted EPS increased **+10% YoY**
- Net Interest Margin widened **+8 bps QoQ** and **+14 bps YoY**
- Provision for Credit Losses declined **-7% QoQ** and **-35% YoY**

Note: (1) Amounts presented before any related tax effect. (2) Included in other costs of operations.

M&T Bank Corporation | 6

7 Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) As of respective period end. First Quarter 2025 Earnings Highlights Net Operating Results (Non-GAAP)(1) ($ in millions, except per share) 1Q25 4Q24 1Q24 Net Operating Income $594 $691 $543 Diluted Net Operating EPS 3.38 3.92 3.09 Efficiency Ratio 60.5% 56.8% 60.8% Net Operating ROTA 1.21 1.35 1.08 Net Operating ROTCE 12.53 14.66 12.67 Tangible Book Value per Share (2) $111.13 $109.36 $99.54 • Tangible Book Value per Share increased +2% QoQ and +12% YoY • Net Operating ROTA increased +13 bps YoY

Net Interest Income & Net Interest Margin



$ IN MILLIONS
$1,692
$1,731
$1,739
$1,740
$1,707
3.52%
3.59%
3.62%
3.58%
3.66%
1Q24
2Q24
3Q24
4Q24
1Q25
Net Interest Income (Taxable-equivalent)(1)
Net Interest Margin

QoQ Drivers

- Taxable-equivalent net interest income[1] decreased **-$33 million** or less than **-2% QoQ**
  - Two less days
  - Lower average earning assets (smaller balance sheet)
  - Favorable deposit costs (pricing beta)
- Net interest margin rose **+8 bps QoQ** to **3.66%**
  - Beneficial balance sheet mix and repricing
    - Higher average balances of securities
    - Lower wholesale funding and average time deposit balances
  - Favorable deposit pricing

Note: (1) Taxable-equivalent net interest income is a non-GAAP measure that adjusts income earned on a tax-exempt asset to present it on an equivalent basis to interest income earned on a fully taxable asset.

M&T Bank Corporation 8

Balance Sheet – Overview

Average Balances, $ in billions, except per share	1Q25	4Q24	1Q24	Change 1Q25 vs 4Q24	Change 1Q25 vs 1Q24
Interest-bearing Deposits at Banks	$19.7	$23.6	$30.7	-17%	-36%
Investment Securities	34.5	33.7	28.6	2	21
Commercial and Industrial ("C&I")	61.0	60.7	56.8	1	7
Commercial Real Estate ("CRE")	26.3	27.9	32.7	-6	-20
Residential Mortgage	23.2	23.1	23.1	—	—
Consumer	24.3	24.0	21.2	1	15
Total Loans	134.8	135.7	133.8	-1	1
Earning Assets	189.1	193.1	193.1	-2	-2
Deposits	161.2	164.6	164.1	-2	-2
Borrowings	14.2	14.2	16.0	-1	-12
Common Shareholders' Equity	26.6	26.3	25.0	1	6
As of Quarter End					
Common Shareholders' Equity per Share	$163.62	$160.90	$150.90	2%	8%
Tangible Equity per Common Share[1]	111.13	109.36	99.54	2	12
Tangible Common Equity / Tangible Assets[1]	8.95%	9.07%	8.03%	-12 bps	92 bps
Common Equity Tier 1 ("CET1") Capital Ratio	11.50[2]	11.68	11.08	-18 bps	42 bps

- Capital levels strong with CET1 capital ratio of **11.50%**[2]
- Repurchased **$662 million**[3] of common shares in 1Q25

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) March 31, 2025 CET1 capital ratio is estimated. (3) Includes share repurchase excise tax.

M&T Bank Corporation 9

10 Balance Sheet – Average Loans QoQ Drivers Average loans decreased -$879 million or -1% QoQ: • C&I loans increased +1% (+$352 million) • CRE loans declined -6% (-$1.6 billion), reflecting lower originations due to pricing and structure and higher payoffs. • Consumer loans rose +1% (+$318 million), reflecting higher average recreational finance and automobile loans $ IN B IL LI O N S $56.8 $58.1 $59.8 $60.7 $61.0 $32.7 $31.5 $29.1 $27.9 $26.3 $23.1 $23.0 $23.0 $23.1 $23.2 $21.2 $22.0 $22.9 $24.0 $24.3 $133.8 $134.6 $134.8 $135.7 $134.8 6.32% 6.38% 6.38% 6.17% 6.06% C&I CRE Residential Mortgage Consumer Total Loans Total Loan Yield 1Q24 2Q24 3Q24 4Q24 1Q25

11 Balance Sheet – Securities and Cash Duration Pre-tax Unrealized Gain/(Loss) AFS ~2.5 years $(8) million HTM ~5.4 years $(1,046) million Total Debt Securities ~3.6 years $(1,054) million $ IN B IL LI O N S Average Investment Securities and Yield $28.6 $29.7 $31.0 $33.7 $34.5 3.30% 3.61% 3.70% 3.88% 4.00% 1Q24 2Q24 3Q24 4Q24 1Q25 Cash 3% Interest- bearing deposits at banks 36% Other Securities 2% HTM Securities 23% AFS Securities 36% $57.9B TOTAL Yield up +12 bps Securities and Cash - at 3/31/25

12 Balance Sheet – Average Deposits QoQ Drivers Average deposits decreased -$3.4 billion or -2% QoQ: • Interest-bearing deposit costs declined -27 bps • Total deposit costs declined -20 bps • Average time deposits decreased -$1.7 billion or -11% (driven by a decline in brokered time deposits of -$963 million or -55%) $ IN B IL LI O N S $48.6 $47.7 $46.2 $46.5 $45.4 $94.9 $96.0 $98.3 $102.1 $101.6 $20.6 $19.8 $17.0 $16.0 $14.2 $164.1 $163.5 $161.5 $164.6 $161.2 Noninterest-bearing Deposits Savings and Interest-checking Deposits Time Deposits Total Deposits 1Q24 2Q24 3Q24 4Q24 1Q25 1Q24 2Q24 3Q24 4Q24 1Q25 Total deposit cost 2.06% 2.06% 2.06% 1.90% 1.70% Interest-bearing deposit cost 2.93% 2.90% 2.88% 2.64% 2.37%

13 $ IN M IL LI O N S $580 $584 $606 $657 $611 Noninterest Income 1Q24 2Q24 3Q24 4Q24 1Q25 Change 1Q25 vs $ in millions 1Q25 4Q24 1Q24   4Q24 1Q24 Mortgage Banking Revenues $118 $117 $104 —% 13% Service Charges on Deposits 133 131 124 1 7 Trust Income 177 175 160 1 11 Brokerage Services 32 30 29 3 10 Non-hedge Derivatives / Trading 9 10 9 4 3 Securities Gain/(Loss) — 18 2 -100 -97 Other Revenues from Operations 142 176 152 -19 -6 Noninterest Income $611 $657 $580   -7% 5% Income Statement – Noninterest Income Noninterest income decreased -$46 million or -7% QoQ: • Mortgage banking revenues increased +$1 million QoQ: – Residential mortgage banking revenues up +$6 million reflecting sub-servicing revenues – Lower commercial mortgage banking revenues -$5 million reflecting lower gains on loan sales • Securities gain (loss) -$18 million QoQ: – Reflects net realized gains on non-core investment securities in 4Q24 • Other revenues from operations decreased -$34 million QoQ: – Received a $23 million distribution from M&T's investment in BLG in 4Q24, lower loan syndication fees and merchant discount and credit card fees • Nominal increases in most other fee income businesses QoQ Drivers

Income Statement – Noninterest Expenses



$ IN MILLIONS
$1,396
$1,381
60.8%
Adjusted Efficiency 59.6%(2)
$1,297
$1,284
55.3%
Adjusted Efficiency 55.1%(2)
$1,303
$1,291
55.0%
$1,363
$1,350
56.8%
Adjusted Efficiency 55.3%(3)
$1,415
$1,402
60.5%
1Q24
2Q24
3Q24
4Q24
1Q25
Operating Noninterest Expense
Total Noninterest Expense
Intangible Amort & Merger-Related
Efficiency Ratio(1)

$ in millions	1Q25	4Q24	1Q24	Change 1Q25 vs 4Q24	Change 1Q25 vs 1Q24
Salaries & Benefits[4]	$887	$790	$833	12%	7%
Equip & Occupancy	132	133	129	-1	3
Outside Data Proc & SW	136	125	120	10	14
Professional & Other Services	84	80	85	3	-3
FDIC Assessments	23	24	60	-2	-61
Advert. & Marketing	22	30	20	-27	9
Other Costs of Operations	118	168	134	-30	-12
Operating Expense[1]	1,402	1,350	1,381	4	2
Intangible Amortization	13	13	15	3	-12
Total Noninterest Expense	**$1,415**	**$1,363**	**$1,396**	**4%**	**1%**

QoQ Drivers

Noninterest expense increased +$52 million, or +4% QoQ:

- Salaries and employee benefits expense rose **+$97 million QoQ**
  - $110 million of seasonally higher expenses
  - Two less working days
- Outside data processing and software costs up **+$11 million QoQ** reflecting higher software licensing fees and maintenance
- Other costs of operations decreased **-$50 million QoQ** due to the following 4Q24 items:
  - Write-down of two vacated office facilities -**$27 million**
  - Redemption loss on certain M&T trust preferred obligations **-$20 million**
  - Pension plan distribution benefit **+$12 million**; and
  - Lower supplemental executive employer plan costs in 1Q25

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) Adjusted efficiency ratio excludes $29 million and $5 million FDIC special assessment from the numerator for 1Q24 and 2Q24, respectively. (3) Adjusted efficiency ratio excludes 4Q24 notable items on slide 6. (4) Severance charges for 1Q25, 4Q24 and 1Q24 were $4 million, $7 million and $6 million, respectively.

M&T Bank Corporation 14

15 $ IN M IL LI O N S Nonaccrual Loans $2,302 $2,024 $1,926 $1,690 $1,540 1.71% 1.50% 1.42% 1.25% 1.14% Nonaccrual Loans ($) Nonaccrual Loans (%) 1Q24 2Q24 3Q24 4Q24 1Q25 $ IN M IL LI O N S Net Charge-offs $138 $137 $120 $160 $114 0.42% 0.41% 0.35% 0.47% 0.34% Net Charge-offs ($) Net Charge-off Ratio (%) 1Q24 2Q24 3Q24 4Q24 1Q25 Credit $ IN M IL LI O N S Allowance for Credit Losses $2,191 $2,204 $2,204 $2,184 $2,200 1.62% 1.63% 1.62% 1.61% 1.63% Allowance for Credit Losses ($) Allowance for Credit Losses (%) 1Q24 2Q24 3Q24 4Q24 1Q25 $ IN M IL LI O N S Provision for Credit Losses $200 $150 $120 $140 $130 1Q24 2Q24 3Q24 4Q24 1Q25

16 Criticized C&I and CRE Loans Criticized loans decreased -$516 million QoQ: • C&I increased +$151 million – Driven predominantly by motor vehicle and recreational finance dealers • CRE decreased -$667 million – Permanent CRE -$591 million – Construction -$76 million • 96% of criticized accrual loans are current • 55% of criticized nonaccrual loans are current $ IN B IL LI O N S $12.9 $12.1 $10.9 $9.9 $9.4 14.3% 13.5% 12.2% 11.2% 10.9% Criticized Criticized % of C&I and CRE Loans 1Q24 2Q24 3Q24 4Q24 1Q25

Criticized C&I Loans

(Dollars in millions)	March 31, 2025 Outstanding	March 31, 2025 Criticized Accrual	March 31, 2025 Criticized Nonaccrual	March 31, 2025 Total Criticized	December 31, 2024 Outstanding	December 31, 2024 Criticized Accrual	December 31, 2024 Criticized Nonaccrual	December 31, 2024 Total Criticized
Commercial and industrial excluding owner-occupied real estate by industry:								
Financial and insurance	$11,234	$90	$33	$123	$11,479	$71	$35	$106
Services	7,400	313	106	419	7,409	247	112	359
Motor vehicle and recreational finance dealers	6,700	594	24	618	7,229	527	38	565
Manufacturing	6,040	371	104	475	6,077	394	116	510
Wholesale	4,045	324	29	353	4,057	334	28	362
Transportation, communications, utilities	3,579	275	71	346	3,567	286	62	348
Retail	3,134	116	18	134	3,097	66	17	83
Construction	2,126	175	32	207	2,143	155	44	199
Health services	1,877	178	34	212	1,892	207	36	243
Real estate investors	1,677	140	10	150	1,751	148	8	156
Other	1,723	105	39	144	1,773	109	39	148
Total commercial and industrial excluding owner-occupied real estate	$49,535	$2,681	$500	$3,181	$50,474	$2,544	$535	$3,079
Owner-occupied real estate by industry:								
Services	$2,358	$136	$27	$163	$2,345	$153	$26	$179
Motor vehicle and recreational finance dealers	2,219	102	6	108	2,236	31	8	39
Retail	1,698	64	18	82	1,677	69	16	85
Health services	1,280	138	62	200	1,330	156	66	222
Wholesale	916	78	4	82	857	62	3	65
Manufacturing	826	78	23	101	809	73	24	97
Real estate investors	682	35	8	43	702	43	6	49
Other	1,082	58	14	72	1,051	54	12	66
Total owner-occupied real estate	11,061	689	162	851	11,007	641	161	802
Total	$60,596	$3,370	$662	$4,032	$61,481	$3,185	$696	$3,881
Percent criticized - excluding owner-occupied real estate				6.4%				6.1%
Percent criticized - owner-occupied real estate				7.7%				7.3%
Percent criticized - total commercial and industrial				6.7%				6.3%

M&T Bank Corporation 17

18 Criticized CRE Loans March 31, 2025 December 31, 2024 (Dollars in millions) Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Permanent finance by property type: Apartments/Multifamily $5,593 $713 $94 $807 $5,628 $935 $114 $1,049 Retail/Service 4,548 713 87 800 4,747 673 80 753 Office 3,997 965 68 1,033 4,170 1,125 117 1,242 Industrial/Warehouse 1,898 133 13 146 1,926 143 13 156 Hotel 1,887 249 110 359 1,984 317 118 435 Health services 1,883 463 21 484 2,038 560 25 585 Other 290 30 1 31 287 30 1 31 Total permanent 20,096 3,266 394 3,660 20,780 3,783 468 4,251 Construction/Development 5,771 1,678 29 1,707 5,984 1,715 68 1,783 Total $25,867 $4,944 $423 $5,367 $26,764 $5,498 $536 $6,034 Percent criticized - total commercial real estate 20.7% 22.5%

19 CET1 11.08% 11.45% 11.54% 11.68% 11.50% 1Q24 2Q24 3Q24 4Q24 1Q25 TBVPS $99.54 $102.42 $107.97 $109.36 $111.13 1Q24 2Q24 3Q24 4Q24 1Q25 Capital • CET1 capital ratio decreased -18 bps to 11.50%(1) at the end of 1Q25 • Tangible book value per share increased +2% to $111.13 Note: (1) CET1 capital ratio at March 31, 2025 is estimated. (2) See Appendix for reconciliation of GAAP with this non-GAAP measure. QoQ Drivers • AFS and pension-related AOCI would have impacted the CET1 capital ratio by +6 bps at the end of 1Q25 (1) (2)

2025 Outlook

		2025 Outlook	Comments
Income Statement	**Net Interest Income** ***Taxable-equivalent***	\$7.05 billion to \$7.15 billion	• NIM in the mid to high 3.60s
	Fee Income	\$2.5 billion to \$2.6 billion	• Trending toward high end of the range • Continued strength in trust and mortgage
	GAAP Expense ***Includes intangible amortization***	\$5.4 billion to \$5.5 billion	• Continued focus on managing expense, while investing in enterprise priorities
	Net Charge-Offs ***% of Average Loans***	~40 basis points	• Reflects continued normalization in consumer and year over year improvement in commercial
	Tax Rate **Taxable-equivalent**	~24.5%	
Average Balances	**Loans**	\$135 billion to \$137 billion	• Growth in C&I, consumer, and residential mortgage, declines in CRE
	Deposits	\$162 billion to \$164 billion	• Focus on growing customer deposits at a reasonable cost
	CET1 Capital Ratio	Target ~11% in 2025	• Share repurchase flexibility depending on RWA trends

M&T Bank Corporation 20

Focused on Four Priorities 21 Build our New England and Long Island Markets Optimize our Resources through Simplification Make our Systems and Processes Resilient and Scalable Continue to Develop and Scale our Capability to Manage Risk We continue our mission to simplify M&T and make investments that will improve the experience of our customers and colleagues — and help us maintain our differentiated community bank approach

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Leading position in core markets

Strong Shareholder Returns

- 15-17% ROTCE[1]
- Robust dividend growth
- 8% TBV per share growth[2]

Source: FactSet, S&P Global, Company Filings.

Note: (1) ROTCE range comprises 5 years of the trailing 3-year ROTCE from 2019-2024, consistent with M&T's measurement of ROTCE for performance-based stock compensation. (2) TBV per share growth represents CAGR from 2019-2024.

M&T Bank Corporation | 22

23 Appendix

24 M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Appendix Note: (1) After any related tax effect. GAAP to Net Operating (Non-GAAP) Reconciliation In millions, except per share 1Q24 2Q24 3Q24 4Q24 1Q25 Net income Net income $531 $655 $721 $681 $584 Amortization of core deposits and other intangible assets (1) 12 10 10 10 10 Net operating income $543 $665 $731 $691 $594 Earnings per common share Diluted earnings per common share $3.02 $3.73 $4.02 $3.86 $3.32 Amortization of core deposits and other intangible assets (1) 0.07 0.06 0.06 0.06 0.06 Diluted net operating earnings per common share $3.09 $3.79 $4.08 $3.92 $3.38

25 Appendix GAAP to Net Operating (Non-GAAP) Reconciliation In millions 1Q24 2Q24 3Q24 4Q24 1Q25 Other expense Other expense $1,396 $1,297 $1,303 $1,363 $1,415 Amortization of core deposit and other intangible assets (15) (13) (12) (13) (13) Noninterest operating expense $1,381 $1,284 $1,291 $1,350 $1,402 Efficiency ratio Noninterest operating expense (numerator) $1,381 $1,284 $1,291 $1,350 $1,402 Taxable-equivalent net interest income $1,692 $1,731 $1,739 $1,740 $1,707 Other income 580 584 606 657 611 Less: Gain (loss) on bank investment securities 2 (8) (2) 18 — Denominator $2,270 $2,323 $2,347 $2,379 $2,318 Efficiency ratio 60.8% 55.3% 55.0% 56.8% 60.5%

26 Appendix In millions 1Q24 2Q24 3Q24 4Q24 1Q25 Average assets Average assets $211,478 $211,981 $209,581 $211,853 $208,321 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (140) (126) (113) (100) (92) Deferred taxes 33 30 28 29 27 Average tangible assets $202,906 $203,420 $201,031 $203,317 $199,791 Average common equity Average total equity $27,019 $27,745 $28,725 $28,707 $28,998 Preferred stock (2,011) (2,405) (2,565) (2,394) (2,394) Average common equity 25,008 25,340 26,160 26,313 26,604 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (140) (126) (113) (100) (92) Deferred taxes 33 30 28 29 27 Average tangible common equity $16,436 $16,779 $17,610 $17,777 $18,074 GAAP to Tangible (Non-GAAP) Reconciliation

27 Appendix In millions 3/31/2024 6/30/2024 9/30/2024 12/31/2024 3/31/2025 Total assets Total assets $215,137 $208,855 $211,785 $208,105 $210,321 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (132) (119) (107) (94) (93) Deferred taxes 34 31 30 28 26 Total tangible assets $206,574 $200,302 $203,243 $199,574 $201,789 Total common equity Total equity $27,169 $28,424 $28,876 $29,027 $28,991 Preferred stock (2,011) (2,744) (2,394) (2,394) (2,394) Common equity 25,158 25,680 26,482 26,633 26,597 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (132) (119) (107) (94) (93) Deferred taxes 34 31 30 28 26 Total tangible common equity $16,595 $17,127 $17,940 $18,102 $18,065 GAAP to Tangible (Non-GAAP) Reconciliation